The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed pursuant to Rule 424(b)(3)
 Registration No. 333-274977
SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2023)
$
    % Senior Notes due 2036

Ameren Corporation is offering $      principal amount of its    % Senior Notes due 2036, referred to in this prospectus supplement as the “senior notes.” The senior notes will mature on        , 2036. We will pay interest on the senior notes semi-annually in arrears on     and     of each year. The first such payment will be made on        , 2026. The senior notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may at any time and from time to time redeem at our option all or a portion of the senior notes at the redemption prices set forth in this prospectus supplement under “Description of Senior Notes — Redemption.” If a Tax Credit Event (as defined herein) occurs, we may also redeem at our option the senior notes, in whole but not in part, at 101% of the principal amount thereof, plus accrued and unpaid interest thereon. See “Description of Senior Notes — Redemption — Right to Redeem for Tax Credit Event.”
The senior notes will be our direct unsecured general obligations and will rank equally in right of payment with all of our other senior debt.
The senior notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the senior notes on any securities exchange.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the senior notes should not be purchased, held or otherwise acquired by, a “specified foreign entity”, as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing the senior notes, any investor in the senior notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the senior notes, an SFE.
Investing in the senior notes involves risks. See “Risk Factors” on page S-2 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Ameren Corporation
Per senior note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from March   , 2026 if settlement occurs after that date.

The underwriters expect to deliver the senior notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about March   , 2026.

Joint Book-Running Managers
BNY Capital Markets	J.P. Morgan	RBC Capital Markets
US Bancorp	Wells Fargo Securities
February   , 2026

Prospectus Supplement
Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus supplement, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation (and, unless the context otherwise requires, not any of its subsidiaries).

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the senior notes we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the senior notes we are offering in this prospectus supplement. See “Description of Debt Securities” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the senior notes, in an unspecified amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the senior notes and this offering.
AMEREN CORPORATION
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Our subsidiaries are separate, independent legal entities with separate businesses, assets, and liabilities. Dividends on our common stock and the payment of expenses by us depend on distributions made to us by our subsidiaries. Our principal subsidiaries are listed below. We also have other subsidiaries that conduct other activities, such as providing shared services.
•
Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission, and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.3 million customers and natural gas service to 0.1 million customers.

•
Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is the successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas utility service to a 43,700-square-mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

•
Ameren Transmission Company of Illinois, doing business as ATXI (“ATXI”), operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. ATXI was incorporated in Illinois in 2006.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

RISK FACTORS
Investing in the senior notes involves certain risks. In considering whether to purchase the senior notes offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information set forth and referred to below in this section.
Risk Factors Relating to Ameren
Please refer to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Form 10-K”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risk Factors Relating to the Senior Notes
The senior notes will be effectively subordinated to the debt and preferred stock of our subsidiaries.
Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior notes, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany borrowing arrangements and cash payments under the tax allocation agreement) to us or to otherwise pay amounts due with respect to the senior notes or to make specific funds available for such payments. Various financing arrangements, corporate organizational documents and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred shareholders of our subsidiaries. The rights of holders of senior notes to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and preferred shareholders. As of December 31, 2025, our subsidiaries had approximately $15.9 billion of aggregate outstanding debt and preferred stock, excluding intercompany indebtedness.
The provisions of the senior notes do not limit the aggregate amount of debt we or our subsidiaries may incur and will not necessarily protect you in the event of a highly leveraged transaction.
The terms of the senior notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us, whether or not in connection with a change of control. The senior note indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the senior notes. If we incur secured debt, the senior notes will be effectively junior to such debt to the extent of the value of the collateral securing such debt. These transactions may or may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the senior notes. The senior note indenture does not contain provisions that permit the holders of the senior notes to require us to redeem or repurchase the senior notes in the event of a takeover, recapitalization or similar transaction.
If a Tax Credit Event occurs, we may redeem the senior notes.
If a Tax Credit Event occurs, we may redeem at our option the senior notes as described under “Description of the Senior Notes — Redemption — Right to Redeem for Tax Credit Event.” A “Tax Credit Event” occurs with respect to the senior notes if, in our reasonable determination, there exists a material risk, due to the senior notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including certain subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interests in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High-tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC. A redemption of the senior notes for this reason would be at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.
If a Tax Credit Event occurs, and your senior notes are redeemed, such redemption may adversely affect your anticipated return. We may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the senior notes that are redeemed.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents previously filed with the SEC:
•
our 2025 Form 10-K; and

•
our Current Reports on Form 8-K filed with the SEC on February 9, 2026 and February 11, 2026 (except for portions deemed to be furnished and not filed).

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement until the offering contemplated by this prospectus supplement is completed or terminated.
Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in any separately filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.
You may request a free copy of these filings by writing or telephoning us at the following address:
Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Copies of these filings are also available from our website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

CAPITALIZATION
The following table shows our consolidated capitalization (including short-term debt) as of December 31, 2025. As a result of our intended use of net proceeds from the sale of the senior notes as described under “Use of Proceeds” in this prospectus supplement, this offering will not have a material effect on our capitalization. On February 23, 2026, Ameren Missouri priced an offering of $450 million principal amount of its 4.80% First Mortgage Bonds due 2036 (the “2036 Bonds”) and $450 million principal amount of its 5.55% First Mortgage Bonds due 2056 (the “2056 Bonds,” and together with the 2036 Bonds, the “Bonds”), which offerings are expected to close on February 27, 2026. The following table does not reflect the offering of the Bonds.
	As of December 31, 2025
	Amount	Percent of Total Capitalization
	(in millions)
Short-term debt(1)	$643	1.9%
Long-term debt (including current maturities)(2)	19,339	57.7
Total short-term debt and long-term debt (including current maturities)	19,982	59.6
Noncontrolling interests	129	0.4
Total Ameren Corporation shareholders’ equity	13,401	40.0
Total capitalization	$33,512	100.0%

(1)
Consists of commercial paper.

(2)
Includes the principal amount of the related long-term debt and therefore excludes unamortized net debt discount and premium of $16 million and unamortized debt issuance costs of $136 million.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the senior notes offered by this prospectus supplement (after deducting the underwriting discount and our other expenses of the offering) will be approximately $      million. We intend to use the net proceeds of this offering for general corporate purposes, including to repay a portion of our short-term debt, including short-term debt incurred to refinance our 3.65% senior notes due 2026 upon maturity. On February 25, 2026, our short-term debt consisted of our commercial paper, which was outstanding in the amount of approximately $992.1 million and had maturities of up to 35 days and a weighted-average interest rate of 3.85%.

DESCRIPTION OF SENIOR NOTES
The following description of the senior notes is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the heading “Description of Debt Securities.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
General
We are issuing $      in principal amount of senior notes as a new series of senior debt securities under our indenture dated as of December 1, 2001, as amended and supplemented and as it may be further amended and supplemented, which we refer to collectively as the senior note indenture, between The Bank of New York Mellon Trust Company, N.A., as successor trustee, and us.
We may from time to time, without the consent of the existing holders of the senior notes, “reopen” this series of senior notes, which means we can create and issue further senior notes having the same terms and conditions (including the same CUSIP number) as the series of senior notes offered by this prospectus supplement in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional senior notes issued in this manner will be consolidated with, and form a single series with, the previously outstanding senior notes of the same series.
The senior notes will be represented by one or more global securities, in registered form, without coupons, and will be registered in the name of a nominee of The Depository Trust Company (“DTC”). For so long as the senior notes are registered in the name of DTC, or its nominee, we will pay the principal, premium, if any, and interest due on the senior notes to DTC for payment to its participants for subsequent disbursement to the beneficial owners. See “— Global Securities and Book-Entry System” in this prospectus supplement. The senior notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Maturity and Interest
The senior notes will mature on            , 2036. We will pay interest on the senior notes at a rate of     % per year. Interest on the senior notes will accrue from the date of original issuance and will be payable semi-annually in arrears on           and           of each year (each an “interest payment date”) to the holders of record at the close of business on           and          , whether or not a business day, prior to such interest payment date, provided that interest payable on the maturity date shall be payable to the person to whom principal shall be payable. The first interest payment date is            , 2026.
Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that the maturity date, any redemption date (as defined below) or any interest payment date is not a business day, the payment of principal, premium, if any, or interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay. A business day shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the trustee under the senior note indenture is located, are obligated or authorized by law or executive order to close.
Redemption
All or a portion of the senior notes may be redeemed at our option at any time or from time to time.
Prior to           , 20   (three months prior to the maturity date of the senior notes) (the “Par Call Date”), we may redeem the senior notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the senior notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus        basis points less (b) interest accrued to the redemption date, and

(2)
100% of the principal amount of the senior notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the senior notes at our option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the senior notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:
(1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The trustee shall have no duty to determine, or to verify our calculations of, the redemption price.
The redemption price for the senior notes to be redeemed shall be payable to the person to whom principal shall be payable, except that installments of interest on senior notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the senior notes and the senior note indenture.
Subject to the following sentence, we will send notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the senior notes to be redeemed, and, if less than all senior notes are to be redeemed, the particular senior notes to be redeemed will be selected by the trustee by lot; provided that as long as the senior notes are represented by global certificates registered in the name of DTC, or its nominee, beneficial interests in such global certificates will be selected for redemption by DTC in accordance with its standard procedures therefor. We have reserved the right to amend the senior note indenture without any consent, vote or other action of the holders of any senior debt securities issued after November 1, 2023, including the senior notes, to provide that notice of any redemption shall be given in the manner provided in the senior note indenture to the holders of the senior debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such senior notes, and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions thereof called for redemption.
Right to Redeem for Tax Credit Event
In addition, if a Tax Credit Event occurs, we may redeem at our option the senior notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date. Upon the occurrence of a Tax Credit Event, a notice of redemption of the senior notes (i) may only be sent by the later of (a) the end of the calendar year in which the senior notes were issued and (b) six months from the date of issuance of the senior notes and (ii) shall be accompanied by a certificate from an officer of Ameren stating that a Tax Credit Event has occurred.
A “Tax Credit Event” occurs with respect to the senior notes if, in our reasonable determination, there exists a material risk, due to the senior notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.
Ranking
The senior notes will be our direct unsecured general obligations that will rank equally in right of payment with all of our other senior debt. As of December 31, 2025, our aggregate outstanding debt that would have ranked equally with the senior notes was approximately $4.3 billion.
Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior notes, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany borrowing arrangements and cash payments under the tax allocation agreement) to us or to otherwise pay amounts due with respect to the senior notes or to make specific funds available for such payments. Various financing arrangements, corporate organizational documents and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred shareholders of our subsidiaries. The rights of holders of senior notes to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and preferred shareholders. As of December 31, 2025, our subsidiaries had approximately $15.9 billion of aggregate outstanding debt and preferred stock, excluding intercompany indebtedness.
Global Securities and Book-Entry System
The senior notes will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of senior notes may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.
We will issue senior notes in certificated form, referred to below as the certificated senior notes, to DTC for owners of beneficial interests in a global security if:
•
DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Exchange Act;

•
we decide in our sole discretion (and subject to the procedures of DTC) to terminate the use of the book-entry system for the senior notes through DTC; or

•
an event of default relating to the senior notes occurs.

The following is based solely on information furnished by DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the senior notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.
Investors that acquire, hold and transfer interests in the senior notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records and Clearstream and Euroclear will credit on their book-entry registration and transfer systems the number of senior notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.
Title to book-entry interests in the senior notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the senior notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the senior notes may be transferred within

DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the senior notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments of principal, premium, if any, interest and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
Because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.
Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the senior notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.
None of the trustee, us, the underwriters or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the senior notes. Unless otherwise stated, this discussion deals only with senior notes held as capital assets (generally, assets held for investment) by holders that purchase senior notes in this offering at the offering price. The tax treatment of a holder may vary depending on that holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, governmental organizations, regulated investment companies, persons holding senior notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, persons holding senior notes through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar or who hold senior notes through a non-U.S. broker or other non-U.S. intermediary, certain former U.S. citizens or long-term residents, persons subject to the alternative minimum tax and persons required to report income with respect to a senior note no later than when such income is reported on an “applicable financial statement” under Section 451(b) of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address any aspects of state, local, or foreign tax laws or any U.S. federal tax laws other than income taxes. This discussion is based on the U.S. federal income tax laws, U.S. Treasury regulations, rulings and decisions in effect as of the date of this prospectus supplement, which are subject to change or differing interpretations, possibly on a retroactive basis. You should consult your tax advisors as to the particular tax consequences to you of the purchase, ownership and disposition of the senior notes, including the application and effect of U.S. federal, state and local tax laws and foreign tax laws.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a senior note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a senior note that is a partnership and any partners in such partnership should consult their tax advisors.
We have determined the likelihood is remote that we will redeem senior notes in circumstances in which the redemption price (not taking into account accrued and unpaid interest) payable to holders would exceed 100% of the principal amount of the senior notes to be redeemed. Our determination regarding such likelihood is not binding on the Internal Revenue Service (the “IRS”). However, our determination is binding on you, unless you explicitly disclose to the IRS on your federal income tax return for the year during which you acquire the senior notes that you are taking a different position. Given our determination, we do not intend to treat the senior notes as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the senior notes could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the senior notes and the character of income recognized on a sale, exchange or redemption of a senior note, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the senior notes will not be subject to the contingent payment debt instrument rules.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a senior note that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

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a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for U.S. federal income tax purposes;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Stated Interest
Generally, stated interest on a senior note will be includible in your gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is received or accrued in accordance with your regular method of tax accounting.
Sale, Exchange, Redemption or Retirement of a Senior Note
You generally will recognize capital gain or loss upon a sale, exchange, redemption or retirement of a senior note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a senior note is attributable to the payment of accrued interest on the senior note, which amount will be treated as a payment of interest) and (ii) your adjusted tax basis in the senior note. The gain or loss will be long-term capital gain or loss if the senior note has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder’s initial basis in a senior note generally will be the amount paid for the senior note.
Medicare Tax
Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the senior notes. Each U.S. holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the senior notes.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and, under certain circumstances, “backup withholding” (currently at the rate of 24%) with respect to certain “reportable payments,” including interest on or principal (and premium, if any) of a senior note and the gross proceeds from a disposition of a senior note.
Information reporting and backup withholding will not apply with respect to payments made to “exempt recipients” (such as corporations and tax-exempt organizations) provided, if requested, their exemptions from backup withholding are properly established.
Information reporting will generally apply to reportable payments to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.
Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder’s U.S. federal income tax liability, provided the requisite procedures are satisfied.
Non-U.S. Holders
The following discussion applies to you if you are a beneficial owner of a senior note other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (a “non-U.S. holder”). Special rules may apply to you or your shareholders if you are a “controlled foreign corporation” or “passive foreign investment company.” You should consult your tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA Withholding,” no withholding of U.S. federal income tax will apply to interest paid on a senior note to a non-U.S. holder under the “portfolio interest exemption,” provided that the:
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interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

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non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

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non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

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non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a U.S. person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the senior notes (including payments in respect of original issue discount, if any, on the senior notes) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) generally provided on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming an exemption from or reduction of withholding under an applicable income tax treaty or (ii) generally provided on IRS Form W-8ECI stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States). A non-U.S. holder may be required to periodically update its Form W-8.
If a non-U.S. holder is engaged in the conduct of a trade or business in the United States and the interest is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment maintained by the non-U.S. holder within the United States), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis at the same rates generally applicable to U.S. holders rather than the 30% gross rate. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Subject to the discussion below under “Information Reporting and Backup Withholding,” any gain realized on the disposition of a senior note generally will not be subject to U.S. federal income tax unless the:
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gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

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non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain that is described in the first bullet point above will generally be subject to U.S. federal income tax in the same manner as effectively connected interest income as described above (and, if the non-U.S. holder is a foreign corporation, possibly the branch profits tax described above). Gain that is described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
Information Reporting and Backup Withholding
The amount of interest paid on the senior notes to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by the portfolio interest exemption or any applicable income tax treaty. Copies of the information returns reflecting income in respect of the senior notes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.
A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the senior notes or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of senior notes to or through a U.S. office of any broker, as long as the holder:
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has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

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has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable U.S. Treasury regulations; or

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otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of senior notes to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of senior notes will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are satisfied and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.
FATCA Withholding
The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations and other applicable guidance thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary) unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. Proposed U.S. Treasury regulations would eliminate the requirement under FATCA in respect of withholding on gross proceeds from sales, exchanges or dispositions of debt obligations (including the senior notes), and the preamble to the proposed regulations provides that taxpayers and withholding agents may rely on these proposed regulations pending their finalization.
Holders should consult their tax advisors regarding the implications of FATCA on their investment in the senior notes.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of senior notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING
General
Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, between us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of senior notes set forth opposite its name below.
Underwriter	Principal Amount
BNY Mellon Capital Markets, LLC	$
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Total	$
The obligations of the underwriters, including their agreement to purchase senior notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the senior notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of senior notes may be terminated.
The underwriters have advised us that they propose to initially offer the senior notes to the public at the offering price set forth on the cover page of this prospectus supplement and may also offer the senior notes to dealers at a price that represents a concession not in excess of    % of the principal amount of the senior notes. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of    % of the principal amount of the senior notes. After the initial offering of the senior notes, the underwriters may from time to time vary the offering price and other selling terms. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table sets forth the underwriting discount to be paid to the underwriters by us (expressed as a percentage of the principal amount of the senior notes). The underwriting discount is the difference between the offering price and the amount the underwriters pay to purchase the senior notes from us.
Paid by us
Per senior note	%
New Issue
The senior notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the senior notes on any securities exchange. The underwriters have advised us that they intend to make a market in the senior notes after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the senior notes or that a public trading market for the senior notes will develop.
Price Stabilization and Short Positions
In connection with the offering of the senior notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may overallot in connection with the offering of the senior notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the senior notes in the open market to cover short positions or to stabilize the price of the senior notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the senior notes in the offering, if the underwriters repurchase previously distributed senior notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Expenses and Indemnification
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $0.9 million.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the senior notes, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the senior notes in any jurisdiction where action for that purpose is required. Accordingly, the senior notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisements in connection with the senior notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Notice to Prospective Investors in the European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any senior notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the European Economic Area (“EEA”). For these purposes, (i) a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of senior notes in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any senior notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the United Kingdom (“UK”). For these purposes, (i) a retail investor means a person who is neither (a) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law in the UK; or (b) a qualified investor as defined in paragraph 15 of Schedule I to the Public Offers and Admissions and Trading Regulations 2024 (as it may be amended from time to time); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK (as amended, the “UK PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In the UK, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (1) investment professionals who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (2) high net worth entities and other persons who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc.”) of the Order or (3) other persons to whom it may otherwise be lawfully communicated or caused to be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented and agreed that:
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it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

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it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada
The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland
The senior notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the senior notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Japan
The senior notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and each of the underwriters and each of their affiliates has represented and agreed that it has not offered or sold and it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan. As used in this paragraph, “resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.
If an offeree does not fall under a “qualified institutional investor” (tekikaku kikan toshika), as defined in Article 10, Paragraph 1 of the Cabinet Office Ordinance Concerning Definition provided in Article 2 of the Financial Instruments and Exchange Law (“Qualified Institutional Investor”), the senior notes will be offered in Japan by a private placement to small number of investors (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree or purchaser of the senior notes is prohibited from transferring the senior notes except in the case of a transfer of such senior notes in whole to a single transferee. Further, any such transferee is also prohibited from transferring the senior notes except in the case of a transfer of such senior notes in whole to a single transferee. If an offeree falls under the Qualified Institutional Investor, the senior notes will be offered in Japan by a private placement to the Qualified Institutional Investors (tekikaku kikan toshokamuke kanyu), as provided under Article 23-13, Paragraph 1 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree who subscribes the senior notes (the “QII Notes”) or purchaser of the QII Notes will be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor. Furthermore, any such transferee of the QII Notes will also be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor.
Notice to Prospective Investors in Taiwan
The senior notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the senior notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.
Notice to Prospective Investors in the United Arab Emirates
The senior notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Settlement
We expect to deliver the senior notes against payment for the senior notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the        business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the senior notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the senior notes initially are expected to settle in T+     , to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.
Relationships
In the ordinary course of their respective businesses, the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Affiliates of certain of the underwriters are lenders under our existing revolving credit facilities. One of the underwriters, BNY Mellon Capital Markets, LLC, is an affiliate of the trustee under the senior note indenture.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the senior notes will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters will be passed upon for us by Stephen C. Lee, Esq., our Vice President and Deputy General Counsel. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon only by Mr. Lee. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Mr. Lee. As to all matters based on the law of the State of New York, Mr. Lee will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
AMEREN CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Ameren Corporation may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by selling securityholders of the securities described herein.
This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol “AEE.” Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the other securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
These securities may be offered directly or through underwriters, agents or dealers. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See “Plan of Distribution.”
The date of this prospectus is October 13, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into or exchangeable for shares of our capital stock or other of our securities; common stock; preferred stock; stock purchase contracts and stock purchase units (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
In this prospectus, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation and, unless the context otherwise indicates, do not include any of its subsidiaries.
AMEREN CORPORATION
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Our subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. Dividends on our common stock and the payment of expenses by us depend on distributions made to us by our subsidiaries. Our principal subsidiaries are listed below. We also have other subsidiaries that conduct other activities, such as providing shared services.
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Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.

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Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas service to a 43,700-square-mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

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Ameren Transmission Company of Illinois, doing business as ATXI (“ATXI”), operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. ATXI was incorporated in Illinois in 2006. ATXI operates, among other assets, the Spoon River, Mark Twain, and Illinois Rivers transmission lines, which were placed in service in February 2018, December 2019, and December 2020, respectively.

RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 9, 2023, January 23, 2023, February 15, 2023 (except for portions deemed to be furnished and not filed), March 13, 2023, April 7, 2023, May 4, 2023 (except for portions deemed to be furnished and not filed), May 12, 2023, May 31, 2023, August 2, 2023 (except for portions deemed to be furnished and not filed), August 14, 2023 and September 26, 2023; and

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the description of our common stock contained in Exhibit 4.98 to our Annual Report on Form 10-K for the year ended December 31, 2021, including any further amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us at the following address:
Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available from our website at www.amereninvestors.com. We do not intend for this website to be an active link or to otherwise incorporate the contents of the website into this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:
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to finance our subsidiaries’ ongoing construction and maintenance programs;

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to redeem, repurchase, repay or retire outstanding debt or equity securities, including debt or equity securities of our subsidiaries;

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to finance strategic investments in, or acquisitions of, other entities or their assets; and

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for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES
General
The senior debt securities and the subordinated debt securities, which we refer to collectively as the “debt securities,” will be issued under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under our indenture dated as of December 1, 2001, as amended and supplemented, which we refer to collectively as the “senior indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as successor senior indenture trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee, which we refer to as the “subordinated indenture.” The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior indenture has been, and the subordinated indenture will be, qualified under the Trust Indenture Act of 1939. The senior debt securities of all series that may be issued under the senior indenture are referred to in this prospectus as “senior debt securities” and the subordinated debt securities of all series that may be issued under the subordinated indenture are referred to in this prospectus as “subordinated debt securities.” The following summaries of certain provisions of the senior indenture and the subordinated indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.
Ranking
The senior debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading “— Subordination of Subordinated Debt Securities.”
Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our operating subsidiaries and the distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under affiliate indebtedness. The payment of dividends to us by our subsidiaries in turn depends on their results of operations, and other items affecting retained earnings and available cash. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of affiliate borrowing arrangements and cash payments under the tax allocation agreement) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Certain financing agreements, corporate organizational documents and certain statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred shareholders of our subsidiaries. The rights of holders of debt securities to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to prior claims of that subsidiary’s creditors and preferred shareholders. Unless otherwise indicated in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.
The senior indenture provides, and the subordinated indenture will provide, that our obligations to compensate the applicable trustee and reimburse the applicable trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien upon all property and funds held or collected by the applicable trustee as such.

Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness. The term “Senior Indebtedness” will be defined in the applicable prospectus supplement.
No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.
Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.
Issuance of Additional Debt Securities
The senior indenture provides, and the subordinated indenture will provide, that additional debt securities may be issued thereunder without limitation as to aggregate principal amount. We may issue one or more series of debt securities separately or as part of a stock purchase unit from time to time.
Provisions of a Particular Series
The prospectus supplement applicable to a series of debt securities will specify:
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the title and any limitation on the aggregate principal amount of the debt securities;

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the original issue date for the debt securities and the date on which the debt securities will mature;

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the interest rate or rates, or method of calculation thereof, for the debt securities, and the date from which interest shall accrue;

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the dates on which interest will be payable;

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the record dates for payments of interest if other than the fifteenth day next preceding each interest payment date;

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the terms, if any, regarding the optional or mandatory redemption of the debt securities, including redemption date or dates of the debt securities, if any, and the price or prices applicable to such redemption;

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any period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be repaid, in whole or in part, at the option of the holder thereof;

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the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

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any interest deferral or extension provisions with respect to a series of subordinated debt securities;

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the applicability of or any change in the subordination provisions for a series of subordinated debt securities; and

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any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There is no requirement under the senior indenture, nor will there be any requirement under our subordinated indenture, that our future issuances of debt securities be issued exclusively under the senior indenture or the subordinated indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior indenture or the subordinated indenture applicable to one or more issuances of debt securities, in connection with future issuances of other debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of debt securities, without the consent of the existing holders of the debt securities of that series, which means we can create and issue further debt securities of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding debt securities of the same series.
Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of The Depository Trust Company, as depositary, which we refer to as “DTC,” and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.
Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.
Unless otherwise indicated in the applicable prospectus supplement, debt securities may be presented for exchange or registration of transfer — duly endorsed or accompanied by a duly executed written instrument of transfer — at the office of the applicable trustee maintained for such purpose with respect to any series of debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any debt securities that have been mutilated, destroyed, lost or stolen, new debt securities of a like aggregate principal amount and tenor will be issued upon the applicable trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.
In the event of any redemption of debt securities of any series, the applicable trustee will not be required to exchange or register a transfer of any debt securities of such series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not to be so redeemed.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, interest on debt securities that are in the form of certificated securities, other than interest at maturity, will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the debt securities maintained by the applicable trustee; provided, however, a holder of debt securities of one or more series under either the senior indenture or the subordinated indenture, as the case may be, in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the applicable trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the applicable trustee or at the authorized office of any paying agent upon presentation and surrender of such debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the applicable trustee for the payment of principal of, premium, if any, and interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such debt security thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any debt security is due or the date fixed for redemption of any debt security is not a business day (as defined in the applicable indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
Any terms for the optional or mandatory redemption of the debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, the subordinated debt securities will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the applicable trustee in such manner as it shall deem appropriate and fair.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.
Purchase of Debt Securities
We or our affiliates may, at any time and from time to time, purchase all or some of the debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Events of Default
The following constitute or will constitute events of default under the applicable indenture with respect to the debt securities of any series, as applicable:
(1)
default in the payment of principal of, and premium, if any, on any debt security of such series when due and payable;

(2)
default in the payment of interest on the debt securities of such series when due and payable which continues for 30 days;

(3)
with respect to the senior debt securities of any series, failure to observe or perform any of our other covenants or warranties in the senior debt securities of such series or in the senior indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) and the continuation thereof for 60 days after written notice thereof is given to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of such series;

(4)
with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;

(5)
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the applicable indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing; or

(6)
any other event of default specified in the applicable prospectus supplement with respect to debt securities of such series.

We will reserve the right to amend the senior indenture without any consent or other action of the holders of any series of senior debt securities, including any senior debt securities issued after the date of this prospectus, to increase the amount specified in (4) above from $25,000,000 to $100,000,000.
No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture. If provided in the applicable prospectus supplement, events of default similar to the events of default described in (3) and (4) above, as they may be amended, may be applicable to a series of subordinated debt securities.
If an event of default with respect to any series of debt securities occurs and is continuing, either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, unless otherwise indicated in the applicable prospectus supplement, may declare, by notice in writing, the principal amount of and interest on all debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series under that particular indenture, considered as one class, may make such declaration of acceleration under that particular indenture and not the holders of the debt securities of any one of such series.
At any time after an acceleration of the debt securities of any series has been declared, but before a judgment or decree for the payment of the principal amount of the debt securities has been obtained, if we pay or deposit with the applicable trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the applicable trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the applicable trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under that indenture generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred on that trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series under a particular indenture, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series.
The holders of a majority in principal amount of the outstanding debt securities of any series generally will have the right to waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series, except a default in the payment of principal of, premium, if any, or interest on such debt securities. The senior indenture provides that no holder of senior debt securities of any series may institute any action against us under or with respect to the senior indenture, and the subordinated indenture will provide that no holder of subordinated debt securities of any series may institute any action against us under or with respect to the subordinated indenture or the subordinated debt securities, in each case, except as described in the next paragraph or unless such holder previously shall have given to the trustee for such series written notice of default and continuance thereof with respect to the debt securities of such series and unless the holders of not less than a majority in aggregate principal amount of the debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, shall have requested the trustee for such series to institute such action and shall have offered that trustee reasonable indemnity, and the trustee for such series shall not have instituted such action within 60 days of such request. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holder of debt securities of such series.
Notwithstanding the foregoing, each holder of debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series actually known to the applicable trustee, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior indenture trustee, and will be required to deliver to the trustee under the subordinated indenture, each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the applicable indenture.
Modification
The applicable trustee and we may modify and amend the applicable indenture with the consent of the holders of a majority in principal amount of the debt securities of all series under that indenture considered as one class, or if there are debt securities of more than one series outstanding and if a proposed modification or amendment directly affects the rights of the holders of the debt securities of one or more, but less than all, of such series, then the consent only of the holders of a majority in aggregate principal amount of the debt securities of all series so directly affected by such modification or amendment, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•
change the maturity date of any debt security;

•
reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any debt security;

•
reduce the principal amount of, or premium payable on, any debt security;

•
change the coin or currency of any payment of principal of, premium, if any, or interest on any debt security;

•
change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any debt security; or

•
modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

The applicable trustee and we may modify and amend the applicable indenture without the consent of the holders:
•
to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to debt securities issued after the effective date of such change or elimination;

•
to establish the form of the debt securities of any series as permitted by the applicable indenture or to establish or reflect any terms of the debt securities of any series as determined by the applicable indenture;

•
to evidence the succession of another corporation to us as permitted by the applicable indenture, and the assumption by any successor of our covenants in the applicable indenture and in the debt securities;

•
to grant or confer upon the applicable trustee for the benefit of the holders of one or more series of debt securities any additional rights, remedies, powers or authority;

•
to permit the applicable trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the applicable trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

•
to add to our covenants for the benefit of the holders of one or more series of debt securities or to surrender a right conferred on us in the applicable indenture;

•
to add security for all of the debt securities under the applicable indenture;

•
to add an event of default with respect to one or more series of debt securities;

•
to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities under the applicable indenture in any material respect; or

•
to make any other change that is not prejudicial to the holders of the applicable debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.
Defeasance and Discharge
The senior indenture provides, and the subordinated indenture will provide, that we will
(1)
be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture, except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust; or

(2)
be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee, money and/or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the applicable trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.
We may be discharged under paragraph (1) with respect to debt securities of any series notwithstanding our prior release under paragraph (2). If we exercise our discharge option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our release option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our release option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.
Consolidation, Merger and Sale or Disposition of Assets
We have agreed (or will agree with respect to the subordinated debt securities) not to consolidate with or merge into any other corporation (or other entity with respect to the subordinated debt securities) or sell or otherwise dispose of our properties substantially as an entirety to any person unless:
•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition shall be a corporation (or entity under the subordinated indenture) organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; and

•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every covenant of each indenture to be performed or observed by us.

Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor corporation (or entity under the subordinated indenture) formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation (or entity under the subordinated indenture) or person had been named as us therein and we will be released from all obligations under the applicable indenture.
Resignation or Removal of Trustees
A trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. A trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with such trustee and signed by the holders, or their attorneys-in-fact, of a majority in principal amount of such series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove a trustee upon notice to the holder of each debt security outstanding under the applicable indenture and the trustee, and the appointment of a successor trustee.
Concerning the Senior Indenture Trustee
We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.
Governing Law
The senior indenture is, and the subordinated indenture and the related senior debt securities and subordinated debt securities will be, governed by New York law.

DESCRIPTION OF COMMON STOCK
General
The following statements describing our common stock are not intended to be a complete description but rather are a summary of certain rights and distinguishing characteristics relating to the common stock currently authorized by our Restated Articles of Incorporation, as amended (“articles of incorporation”). For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri.
Under our articles of incorporation, we are authorized to issue 400,000,000 shares of common stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share. As of September 30, 2023, 262,903,726 shares of common stock were outstanding and, on the date of this prospectus, no shares of preferred stock were outstanding.
Dividend Rights and Limitations
The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is outstanding. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, corporate organizational documents and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
Voting Rights
Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, if any is outstanding, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.
Uncertificated Shares and Certificates of Stock
The interest of each shareholder of any class of our stock shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of our stock represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to us and (b) we may, at our option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as we determine from time to time.
Miscellaneous
The outstanding shares of common stock are, and any shares of common stock sold hereunder will be, upon payment for them, fully paid and non-assessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar
Equiniti Trust Company serves as transfer agent and registrar for our common stock.
Certain Anti-Takeover Matters
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:
•
authorization for our board of directors to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•
advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

•
the prohibition of shareholder action by less than unanimous written consent without a meeting; and

•
provisions specifying that only the chief executive officer, the board of directors (by a majority vote of the entire board of directors) or, for certain purposes, shareholders owning 25% of our outstanding common stock for certain purposes may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including control share acquisition provisions and business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the control share acquisition provisions, and our articles of incorporation opt out of such provisions.
Under the Illinois Public Utilities Act, Illinois Commerce Commission approval is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of Ameren Illinois, a public utility subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.

DESCRIPTION OF PREFERRED STOCK
General
The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our articles of incorporation. For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri. The other terms and provisions of each series of preferred stock (as defined below) will be set forth in a resolution adopted by our board of directors establishing such series of preferred stock and will be described in the prospectus supplement relating to such offering.
Our authorized preferred stock consists of 100,000,000 shares of preferred stock, $.01 par value per share. When used in this prospectus, the term “preferred stock,” unless the context indicates otherwise, means all the authorized shares of our preferred stock, whether currently outstanding or hereafter issued. No shares of preferred stock were outstanding as of the date of this prospectus.
The following terms and other information with respect to any series of preferred stock will be contained in a prospectus supplement:
•
the series designation;

•
the number of shares in such series;

•
the dividend rate, or how such rate will be determined, and the dividend payment dates for the series;

•
whether the series will be listed on a securities exchange;

•
the date or dates on which the series of preferred stock may be redeemed at the option of Ameren and any restrictions on such redemptions;

•
any sinking fund or other provisions that would obligate Ameren to repurchase, redeem or retire the series of preferred stock;

•
the amount payable to holders of the series of preferred stock in case of the liquidation, dissolution or winding up of Ameren and any additional amount, or method of determining such amount, payable in case any such event is voluntary;

•
the extent to which the preferred stock is entitled to any preference in dividend or liquidation payments;

•
any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock;

•
the voting rights, if any; and

•
any other terms that are not inconsistent with the provisions of our articles of incorporation.

Issuance in Series; Rank
The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by our board of directors. Except for such characteristics, as to which our board of directors has discretion, and as otherwise provided in the applicable prospectus supplement, all series of preferred stock rank equally and are alike in all respects.
Unless otherwise indicated in the applicable prospectus supplement, our preferred stock will rank senior with respect to dividends and liquidation rights to our common stock.

Dividend Rights
Each series of preferred stock will have the dividend rights described in the applicable prospectus supplement.
Optional Redemption Provisions
Each series of preferred stock will have the redemption provisions described in the applicable prospectus supplement.
Voting Rights
Except as provided by law or in the applicable prospectus supplement, holders of preferred stock will not be entitled to vote for the election of directors or for any other purpose. Under Missouri law, holders of preferred stock have the right to vote as a class on any amendment to our articles of incorporation that would increase or decrease the number of authorized shares of the preferred stock, increase or decrease the par value of the preferred stock, create a new class of shares senior to the preferred stock, increase the rights and preferences or the number of authorized shares of any class of shares senior to the preferred stock, or adversely affect the preferred stock’s preferences or special or relative rights, but if less than all series of a class are adversely affected, then the affected series have the right to vote as a class on such amendment.
Liquidation Rights
Each series of preferred stock will have the liquidation rights described in the applicable prospectus supplement.
Restrictions on Certain Corporate Actions
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. See “Description of Common Stock — Certain Anti-Takeover Matters.”
Preemptive Rights
Holders of preferred stock have no preemptive rights to subscribe for or purchase any securities issued by us.
Miscellaneous
Shares of preferred stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.
Transfer Agent and Registrar
Equiniti Trust Company serves as transfer agent and registrar for our preferred stock.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and beneficial interests in:
•
senior debt securities or subordinated debt securities, or

•
debt obligations of third parties, including U.S. treasury securities,

that would secure the holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

BOOK-ENTRY SYSTEM
Unless otherwise indicated in the applicable prospectus supplement, the securities will trade through DTC. The securities will be represented by one or more global certificates and initially registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the amount of the securities represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will initially be deposited with the applicable trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.
To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the applicable indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial

Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, premium, if any, interest, distributions and dividends and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the applicable trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the securities will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the securities. In that event, certificates for such securities will be printed and delivered. If certificates for such securities are printed and delivered,
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the securities will be issued in fully registered form without coupons;

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a holder of certificated securities would be able to exchange those securities, without charge, for an equal aggregate principal amount of securities of the same series, having the same issue date and with identical terms and provisions; and

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a holder of certificated securities would be able to transfer those securities without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities offered pursuant to this prospectus on a continuous or delayed basis:
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through underwriters or dealers;

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directly; or

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through agents.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.
We and any selling securityholder may sell the securities directly or through agents designated from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, we do not intend to list the other securities described in this prospectus on a national securities exchange.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
LEGAL MATTERS
Morgan, Lewis & Bockius LLP, New York, New York, and Chonda J. Nwamu, Esq., our Executive Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities for us. As of September 30, 2023, Ms. Nwamu owned 37,299 shares of our common stock held directly and owned 326 share equivalents of our common stock held indirectly through the Ameren Corporation Savings Investment Plan. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon by Ms. Nwamu. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Ms. Nwamu. As to all matters based on the law of the State of New York, Ms. Nwamu will rely on the opinion of Morgan, Lewis & Bockius LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
% Senior Notes due 2036

Prospectus Supplement
February   , 2026

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